FACILITY MANAGEMENT AGREEMENT


     This Facility Management Agreement (the "Agreement") is made and entered into as of April 15, 1999 (the "Effective Date") by and between Republic Engineered Steels, Inc., a Delaware corporation ("RESI"), and Haynes International, Inc., a Delaware corporation ("Haynes").

RECITALS

     WHEREAS, more than 50% of the voting capital stock of the parent corporations of each of RESI and Haynes is held by Blackstone Capital Partners II Merchant Banking Fund L.P.;

     WHEREAS, each of RESI and Haynes is engaged in the business of producing and marketing steel products, with certain of Haynes senior management having special expertise in the management of steel plants engaged in the production of high-performance metal products ("special alloys");

     WHEREAS, RESI desires to engage Haynes to provide senior management oversight of the operation of certain of RESI's steel plants which utilize special alloys, and Haynes desires to process steel used to fulfill certain orders of its customers by utilizing some or all of the excess capacity of such RESI steel plants, all on the terms and conditions described herein;

     WHEREAS, the Boards of Directors of RESI and Haynes have determined that the arrangements described in this Agreement will be advantageous to, and in the best interests of, RESI and Haynes, and their respective shareholders, and have approved RESI and Haynes entering into this Agreement;

     WHEREAS, the Boards of Directors of RESI and Haynes (including in each case a majority of the disinterested directors on such Boards) have determined that the terms contained herein are fair and reasonable to their respective companies and are no less favorable to their respective companies that those terms which would be available in a comparable arrangement in arms's-length dealings with an unrelated third party;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1: FACILITY MANAGEMENT SERVICES TO BE PROVIDED

     1.1 The Facility Management Services. During the term of this Agreement, Haynes will furnish to RESI the Facility Management Services (as defined below) with respect to the operation of RESI's Baltimore Stainless and Speciality Plant, 3501 East Biddle Street, Baltimore, MD, and Canton Special Metals Plan, 201 Harrison Avenue, S.W., Canton, OH (collectively, the "Subject Facilities"), the provision of such services to at all times be subject to the oversight of, and final decisions in connection therewith to remain subject to the control of, the Chief Executive Officer, Chief Operating Officer and Board of Directors of RESI. For purposes of this Agreement, "Facility Management Services" shall consist of senior management oversight of the operation of the Subject
Facilities, including (i) the day-to-day management of the RESI personnel working at the Subject Facilities, including personnel involved in production scheduling and planning, business planning, operations, sales and marketing, purchasing and quality control and assurance, and (ii) making recommendations to RESI with respect to (A) sales and marketing of all products produced at the Subject Facilities, (B) quality control and assurance and (C) personnel decisions. All material expenditures and other material financial decisions, production allocation decisions, personnel decisions and product pricing decisions made in connection with the operation of the Subject Facilities shall be subject to RESI's prior approval.

ARTICLE 2: CONDITIONS RELATING TO SERVICES

     2.1 Standard of Care. The Facility Management Services provided by Haynes to RESI shall be provided on a basis comparable to the manner in which such services are provided by Haynes with respect to its own steel plants. Haynes shall not take any action in connection with the provision of the Facility Management Services that would tend to materially injure, diminish the value of, or reflect adversely upon RESI. Haynes shall at all times comply with applicable law and the provisions of RESI's contractual commitments (including without limitation RESI collective bargaining agreement(s)) in connection with the provision of Facility Management Services and the operation of the Subject Facilities.

     2.2 Independent Contractor. Notwithstanding any other provision of this Agreement to the contrary, the parties acknowledge and expressly agree that Haynes shall be an independent contractor of RESI while providing the Facility Management Services. Nothing herein shall be construed to establish a partnership, a joint venture or an agency relationship between or among the parties.

     2.3 Personnel Providing Facility Management Services and Working at Subject Facilities.

          (a) The Facility Management Services shall be provided by members of senior management of Haynes designated by Haynes and agreed to by RESI. The Haynes personnel providing Facility Management Services hereunder shall be, during the term of this Agreement, employees of Haynes and not employees of RESI, and shall be under the direct supervision of Haynes. Haynes shall have full control over and full responsibility for the assignment of its employees providing the Facility Management Services and for the terms and conditions of employment of such employees including hiring, discharging, disciplining, scheduling and all other matters relating to the terms and conditions of employment.

          (b) The RESI hourly and salaried employees working at the Subject Facilities shall be, during the term of this Agreement, employees of RESI and not employees of Haynes, and shall be under the direct supervision of RESI. RESI shall have full control over and full responsibility for the assignment of its employees working at the Subject Facilities and for the terms and conditions of employment of such employees including hiring, discharging, disciplining, scheduling and all other matters relating to the terms and conditions of employment.

ARTICLE 3: COMPENSATION FOR FACILITY MANAGEMENT SERVICES

     3.1  Facility  Management  Fee. In  consideration  of the  provision of the
Facility Management Services, RESI shall pay to Haynes management fees ("Facility Management Fees") based upon the allocable portion of the total compensation costs (including benefits) of Haynes personnel providing Facility Management Services that are attributable to the time such personnel spend in connection with the provision of such Facility Management Services. RESI and Haynes shall determine the amount of relevant personnel time spent providing Facility Management Services so that the Facility Management Fees may be paid periodically (with such fees to be paid no less frequently than annually).

     3.2 Expenses. Subject to the other provisions hereof, RESI shall reimburse Haynes for all reasonable out-of-pocket costs incurred by Haynes in connection with the provision of Facility Management Services (provided that such costs shall not include any compensation or benefits costs relating to the Haynes personnel providing Facility Management Services except to the extent provided in Section 3.1 above).

ARTICLE 4: HAYNES USE OF SUBJECT FACILITIES FOR PROCESSING

     4.1 Processing of Haynes Steel Products. During the term hereof, Haynes may from time to time utilize the Subject Facilities to process steel products that have been produced by Haynes to fulfill orders of Haynes customers, solely to the extent that the Subject Facilities have excess capacity not being utilized by RESI to fulfill the orders of its customers ("Excess Capacity"). Determinations as to the amounts of available Excess Capacity shall at all times be subject to the approval of RESI. To the extent Excess Capacity is utilized by Haynes, Haynes shall pay to RESI at the time of such utilization processing fees ("Processing Fees") based upon the allocable portion of RESI's total costs of operating the Subject Facilities (including without limitation the allocable portion of Facility Management Fees payable hereunder) that are attributable to the Excess Capacity utilized by Haynes, plus an appropriate mark-up to be determined based upon the processing fees that would be payable to an unrelated third party for similar processing services. RESI and Haynes shall determine at the time of any such utilization the allocable portion of RESI's total costs that are attributable to the Excess Capacity utilized by Haynes so that the Processing Fees may be paid at the time of such utilization.

ARTICLE 5: TERMINATION

     5.1 Termination. This Agreement may be terminated immediately by either party hereto by written notice to the other party hereto. Termination to this Agreement in accordance with this Article 5 shall not affect the rights of any party hereto to recover any damages either shall have suffered as a result of any breach of this Agreement, nor shall it affect the rights of any party accruing hereunder prior to such termination.

ARTICLE 6: MISCELLANEOUS

     6.1 Notices. All notices, demands, and requests required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given if
(i) personally delivered, (ii) sent by confirmed facsimile transmission to the facsimile numbers provided below, (iii) sent by registered or certified mail, postage prepaid, return receipt requested, or (iv) transmitted by a recognized overnight courier service, addressed as follows:

         (a) in the case of RESI:

             Republic Engineered Steels, Inc.
             3770 Embassy Parkway
             Akron, Ohio 44333-8367
             Attention: Joseph F. Lapinsky

         (b) in the case of Haynes:

             Haynes International, Inc.
             1020 West Park Avenue
             P.O. Box 9013
             Kokomo, Indiana 46904-9013
             Attention: Francis J. Petro

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 6.1.

     6.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party. Any attempt to assign this Agreement or any part hereof in violation of this Section 6.2 shall be null and void and of no effect whatsoever. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     6.3 Governing Law. This Agreement shall be governed by the laws of the State of New York.

     6.4 Headings. The headings preceding the text of sections and subsections of this Agreement are included for ease of reference only and shall not be deemed part of this Agreement.

     6.5 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

     6.6 Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the specific subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented or changed except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

     6.7 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable for the implementation and consummation of this Agreement or which may be reasonably requested by any other party hereto. Each party will cooperate with the other parties and provide any assistance reasonably requested by any other party to effectuate the terms of this Agreement.

     6.8 Severability. If any provision of this Agreement or the application thereof to any person, entity or circumstance shall be held invalid or unenforceable to any extent by any court of competent jurisdiction, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     6.9 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original but which, when taken together, shall constitute one and the same instrument.

     6.10 Third-Party Beneficiaries. No provision of this Agreement shall create any third-party beneficiary rights in any person or entity.

     6.11 Amendments, Supplements. This Agreement may be amended or supplemented at any time by additional written agreements executed by all of the parties hereto, as may mutually be determined by such parties to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto.

     6.12 Indemnification. Haynes shall indemnify, defend and hold harmless RESI and its affiliates (other than Haynes and its subsidiaries) and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being a "RESI Indemnified Party) from and against any and all losses, claims, damages and liabilities, whether joint or several (the "Liabilities"), related to, arising out of or in connection with an action, claim, suit, investigation or proceeding (each of the foregoing, an "Action") arising out of or otherwise related to the provision of Facility Management Services by Haynes to the extent resulting from Haynes' gross negligence, bad faith, willful misconduct or breach of this Agreement, whether or not pending or threatened, whether or not a RESI Indemnified Party is a party, whether or not resulting in any liability and whether or not such Action is initiated or brought by such RESI Indemnified Party. Except as set forth in the preceding sentence, Haynes shall not be liable to any RESI Indemnified Party in connection with the provision of Facility Management Services hereunder.

     6.13 Resolution of Disputes. In the event of any dispute between the parties hereto, the parties shall negotiate in good faith a resolution to the dispute for a period of no less than 30 days after delivery of a written notice of dispute by a party to another party (such notice to include a summary description of the dispute and a proposed resolution). In the event that the parties are unable to resolve such dispute within the 30 day negotiation period, a disputing party may submit the dispute to binding arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA") then in effect. Unless otherwise agreed by the disputing parties, the dispute shall be resolved by the AAA within thirty (30) days of submission, and the AAA shall be informed of the thirty (30) day resolution requirement when the initial submission is made to the AAA. Judgement on the award may be entered in any court having jurisdiction. The location of the arbitration proceeding shall be in the greater metropolitan area of New York, New York.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.


                             REPUBLIC ENGINEERED STEELS, INC.



                             By: /s/ Joseph F. Lapinsky
                                ------------------------------------------
                             Name:  Joseph F. Lapinsky
                             Title:  President and Chief Operating Officer


                             HAYNES INTERNATIONAL, INC.



                             By: /s/ Francis J. Petro
                                ------------------------------------------
                             Name: Francis J. Petro
                             Title:  President and Chief Executive Officer